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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-23389) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 10, 1997 on our audits of the financial statements of Progenitor, Inc. (a Development Stage Company). We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.

Columbus, Ohio


July 2, 1997